NEWS RELEASE

                        The Home-Stake Oil & Gas Company

Tulsa, Oklahoma                                                  January 5, 1998
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     The merger of The Home-Stake  Royalty  Corporation (HSRC) with and into The
Home-Stake Oil & Gas Company (HSOG) became effective December 31, 1997. All trading in HSRC and HSOG common stock after the effective date will be done after giving consideration to the recapitalization of HSOG. As an example, one share of HSRC before the effective date represents 48.66 shares of new HSOG stock (fractional shares round up to nearest whole share). One share of HSOG before the effective date represents 30 shares of HSOG after the effective date. The new CUSIP # for the new HSOG stock is 437356-10-8.

     The exchange of all HSRC and HSOG stock certificates into new HSOG certificates will be done later this month by the new Transfer Agent, Bank One Trust Company, N.A. Each stockholder in each of the two companies shall receive a letter of instruction or "Letter of Transmittal" explaining the procedure for exchanging their stock. Stockholders should do nothing regarding the exchange of their stock until they receive this letter of transmittal.

     In August, 1997, an application was filed with NASDAQ to have the new HSOG stock trade on t heir National Market System. Final approval by NASDAQ is pending, but expected this week.

CONTACT:  ROBERT C. SIMPSON   (918) 583-0178